Execution Version

                            COMPANY VOTING AGREEMENT


         This COMPANY VOTING AGREEMENT (the "Agreement") is made and entered into as of March 30, 2000, between Neoforma.com, Inc., a Delaware corporation ("Parent"), and the undersigned stockholder ("Stockholder") of Eclipsys Corporation, a Delaware corporation ("Company").

                                    RECITALS

         A. Concurrently with the execution of this Agreement, Parent, Company and NeoIII Acquisition Corp., a Delaware corporation and a wholly-owned first-tier subsidiary of Parent ("Merger Sub"), are entering into an Agreement and Plan of Merger (the "Merger Agreement") which provides for the merger of Merger Sub with and into Company (the "Merger"). Pursuant to the Merger, shares of capital stock of Company will be converted into shares of Parent Common Stock on the basis described in the Merger Agreement. Capitalized terms used but not defined herein shall have the meanings set forth in the Merger Agreement.

         B. Stockholder is the record holder of such number of outstanding shares of capital stock of Company as is indicated on the final page of this Agreement.

         C. As a material inducement to enter into the Merger Agreement, Parent desires Stockholder to agree, and Stockholder is willing to agree, to vote the Shares (as defined below), and such other shares of capital stock of Company over which Stockholder has voting power, so as to facilitate consummation of the Merger.

         In consideration of the foregoing and the representations, warranties, covenants and agreements set forth in this Agreement, the parties agree as follows:

         1. AGREEMENT TO VOTE SHARES

                  1.1 Definitions. For purposes of this Agreement:

                           (a) Shares. The term "Shares" shall mean all issued
and outstanding shares of Company Common Stock owned of record or beneficially by Stockholder or over which Stockholder exercises voting power, in each case, as of the record date for persons entitled (i) to receive notice of, and to vote at the meeting of the stockholders of Company called for the purpose of voting on the matters referred to in Section 1.2, or (ii) to take action by written consent of the stockholders of Company with respect to the matters referred to in Section 1.2. Stockholder agrees that any shares of capital stock of Company that Stockholder purchases or with respect to which Stockholder otherwise acquires beneficial ownership or over which Stockholder exercises voting power after the execution of this Agreement and prior to the date of termination of this Agreement pursuant to Section 3 below shall be subject to the terms and conditions of this Agreement to the same extent as if they constituted Shares on the date hereof.

                           (b) Subject Securities. The term "Subject Securities"
shall mean: (i) all securities of Company (including all shares of Company Common Stock and all options, warrants and other rights to acquire shares of Company Common Stock beneficially owned by Stockholder as of the date of this Agreement; and (ii) all additional securities of Company (including all additional shares of Company Common Stock and all additional options, warrants and other rights to acquire shares of Company Common Stock) of which Stockholder acquires ownership during the period from the date of this Agreement through the earlier of termination of this Agreement pursuant to Section 3 below or the record date for the meeting at which stockholders of Company are asked to vote upon approval of the Merger Agreement and the Merger.

                           (c) Transfer. Stockholder shall be deemed to have
effected a "Transfer" of a security if Stockholder directly or indirectly: (i) sells, pledges, encumbers, transfers or disposes of, or grants an option with respect to, such security or any interest in such security; or (ii) enters into an agreement or commitment providing for the sale, pledge, encumbrance, transfer or disposition of, or grant of an option with respect to, such security or any interest therein.

                  1.2 Agreement to Vote Shares. Stockholder hereby covenants and agrees that, during the period commencing on the date hereof and continuing until the first to occur of (i) such date and time as the Merger shall become effective in accordance with the terms and provisions of the Merger Agreement (the "Effective Time") and (ii) termination of this Agreement in accordance with its terms, at any meeting (whether annual or special and whether or not an adjourned or postponed meeting) of the stockholders of Company, however called, or in connection with any written consent of the stockholders of Company, Stockholder will appear at the meeting or otherwise cause the Shares to be counted as present thereat for purposes of establishing a quorum and vote or consent (or cause to be voted or consented) the Shares:

                  (1) in favor of the approval and adoption of the Merger Agreement in the form entered into on the date hereof and the approval of the Merger and the other actions contemplated by the Merger Agreement and any actions required in furtherance thereof;

                  (2) against approval of any proposal made in opposition to or in competition with the consummation of the Merger, including, without limitation, any Acquisition Proposal or Superior Offer (each as defined in the Merger Agreement) or any action or agreement that would result in a breach in any respect of any covenant, representation or warranty or any other obligation or agreement of Company under the Merger Agreement or of Stockholder under this Agreement.

                  Stockholder further agrees not to enter into any agreement or understanding with any person the effect of which would be inconsistent with or violative of any provision contained in this Section 1.2.

                  1.3 Transfer and Other Restrictions. (a) Prior to the termination of this Agreement, Stockholder agrees not to, directly or indirectly:

                           (i) except pursuant to the terms of the Merger Agreement, offer for sale, Transfer or otherwise dispose of, or enter into any contract, option or other arrangement or understanding with respect to or consent to the offer for sale, Transfer or other disposition of any or all of the Subject Securities or any interest therein except as provided in Section 1.2 hereof;

                           (ii) grant any proxy, power of attorney, deposit any of the Subject Securities into a voting trust or enter into a voting agreement or arrangement with respect to the Subject Securities except as provided in this Agreement; or

                           (iii) take any other action that would make any representation or warranty of Stockholder contained herein untrue or incorrect or have the effect of preventing or disabling Stockholder from performing its obligations under this Agreement.

                  (b) To the extent Stockholder is, as of the date hereof, party to a contract or agreement that requires Stockholder to Transfer Subject Securities to another person or entity (excluding a contract or agreement pledging Subject Securities to Company), Stockholder will not effect any such Transfer unless and until the transferee agrees to be bound by and executes an agreement in the form of this Agreement with respect to the Subject Securities to be Transferred. Nothing herein shall prohibit Stockholder from exercising (in accordance with the terms of the option or warrant, as applicable) any option or warrant Stockholder may hold; provided that the securities acquired upon such exercise shall be deemed Subject Securities and Shares hereunder.

                  1.4 Irrevocable Proxy. Concurrently with the execution of this Agreement, Stockholder agrees to deliver to Parent a proxy in the form attached hereto as Exhibit I (the "Proxy"), which shall be irrevocable to the extent set forth therein, with respect to the Shares.

         2. REPRESENTATIONS AND WARRANTIES OF STOCKHOLDER

                  (a) Stockholder is the record and beneficial owner of, or Stockholder exercises voting power over, the shares of Company capital stock indicated on the final page of this Agreement, which, on and as of the date hereof, are free and clear of any Encumbrances that would adversely affect the ability of Stockholder to carry out the terms of this Agreement. The number of Shares set forth on the signature pages hereto are the only Shares beneficially owned by such Stockholder and, except as set forth on such signature pages, the Stockholder holds no options to purchase or rights to subscribe for or otherwise acquire any securities of the Company and has no other interest in or voting rights with respect to any securities of the Company.

                  (b) Stockholder has the requisite power and authority to enter into this Agreement and to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement by such Stockholder and the consummation by such Stockholder of the transactions contemplated by this Agreement have been duly authorized by all necessary action (including any consultation, approval or other action by or with any other person). This Agreement has been duly executed and delivered by such Stockholder and constitutes a valid and binding obligation of such Stockholder, enforceable against such Stockholder in accordance with its terms. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated by this Agreement and compliance with the provisions of this Agreement will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation which would result in the creation of any Encumbrance upon any of the Shares owned by such Stockholder under, any provision of Stockholder's charter documents (if applicable), applicable law or regulation or of any agreement, judgment, injunction, order, decree, or other instrument binding on such Stockholder or any Shares owned by such Stockholder. No consent, approval, order or authorization of, or registration, declaration or filing with or exemption by any Governmental Entity is required by or with respect to such Stockholder in connection with the execution and delivery of this Agreement by such Stockholder or the consummation by such Stockholder of the transactions contemplated by this Agreement, except for applicable requirements, if any, of Sections 13 and 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder. If this Agreement is being executed in a representative or fiduciary capacity, the person signing this Agreement has full power and authority to enter into and perform such Agreement.

         3. TERMINATION

         This Agreement shall terminate and shall have no further force or effect as of the first to occur of (i) the Effective Time and (ii) such date and time as the Merger Agreement shall have been validly terminated pursuant to
Article VII thereof. Notwithstanding any other provision hereof, this Agreement shall terminate in the event that the Merger Agreement is modified in a manner that is materially adverse to Stockholder without Stockholder's consent.

         4. MISCELLANEOUS

                  4.1 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, then the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

                  4.2 Binding Effect and Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but, except as otherwise specifically provided herein, neither this Agreement nor any of the rights, interests or obligations of the parties hereto may be assigned by either of the parties without prior written consent of the other. Any purported assignment in violation of this Section shall be void.

                  4.3 Amendments and Modification. This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by the parties hereto.

                  4.4 Specific Performance; Injunctive Relief. The parties hereto acknowledge that Parent will be irreparably harmed and that there will be no adequate remedy at law for a violation of any of the covenants or agreements of Stockholder set forth herein. Therefore, it is agreed that, in addition to any other remedies that may be available to Parent upon any such violation, Parent shall have the right to enforce such covenants and agreements by specific performance, injunctive relief or by any other means available to Parent at law or in equity.

                  4.5 Notices. All notices and other communications hereunder shall be in writing and shall be deemed duly given upon delivery either by commercial delivery service, or sent via facsimile (receipt confirmed) to the parties at the following address or facsimile numbers (or at such other address or facsimile numbers for a party as shall be specified by like notice):

                  If to Parent:

                  Neoforma.com, Inc.
                  3255-7 Scott Boulevard
                  Santa Clara, California 95054
                  Attn:  Chief Financial Officer
                  Facsimile:  (408) 549-6211

                  with a copy to:

                  Fenwick & West LLP
                  Two Palo Alto Square
                  Palo Alto, California 94306
                  Attn:  Gordon K. Davidson
                         Douglas N. Cogen
                  Facsimile:  (650) 494-1417

         If to Stockholder, to the address for notice set forth on the last page hereof.

Any party hereto may by notice so given provide and change its address for future notices hereunder. Notice shall conclusively be deemed to have been given when personally delivered or when deposited in the mail in the manner set forth above.

                  4.6 Governing Law. This Agreement shall be governed by and construed exclusively in accordance with the laws of the State of Delaware, excluding that body of law relating to conflict of laws.

                  4.7 Entire Agreement. This Agreement and the Merger Agreement constitute and contains the entire agreement and understanding of the parties with respect to the subject matter hereof and supersede any and all prior negotiations, correspondence, agreements, understandings, duties or obligations between the parties respecting the subject matter hereof.

                  4.8 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                  4.9 Captions. The captions to sections of this Agreement have been inserted for identification and reference purposes only and shall not be used to construe or interpret this Agreement.

                                    * * * * *

         IN WITNESS WHEREOF, the parties hereto have caused this Company Voting Agreement to be executed by their duly authorized respective officers as of the date first above written.

                                    NEOFORMA.COM, INC.


                                    By: /s/ Fred Ruegsegger
                                        -------------------
                                        Name:  Fred Ruegsegger
                                        Title: Chief Financial Officer


                                    STOCKHOLDER:

                                    /s/ GAP Coinvestment Partners, L.P.
                                    -----------------------------------

                                    By: /s/ Matthew Nimetz
                                        ------------------
                                        Name:  Matthew Nimetz
                                        Title: General Partner

                                    Stockholder's Address for Notice:

                                    GAP Coinvestment Partners, L.P.
                                    ------------------------------------
                                    attn: Thomas J. Murphy
                                    ------------------------------------
                                    3 Pickwick Plaza
                                    ------------------------------------
                                    Greenwich, CT  06830
                                    ------------------------------------

                                    Outstanding shares
                                    of Company capital
                                    stock beneficially
                                    owned by
                                    Stockholder:

                                    1,114,744
                                    ----------------------

                                    STOCKHOLDER:

                                    /s/ General Atlantic Partners 48, L.P.

                                    By: General Atlantic Partners, LLC,
                                        its general partner
                                    --------------------------------------

                                    By: /s/ Matthew Nimetz
                                    ----------------------
                                    Name:  Matthew Nimetz
                                    Title: Managing Member

                                    Stockholder's Address for Notice:

                                    General Atlantic Partners 48, L.P.
                                    ------------------------------------
                                    attn: Thomas J. Murphy
                                    ------------------------------------
                                    3 Pickwick Plaza
                                    ------------------------------------
                                    Greenwich, CT  06830
                                    ------------------------------------

                                    Outstanding shares
                                    of Company capital
                                    stock beneficially
                                    owned by
                                    Stockholder:

                                    403,883
                                    ----------------------

                                    STOCKHOLDER:

                                    /s/ General Atlantic Partners 47, L.P.

                                    By: General Atlantic Partners, LLC,
                                        its general partner
                                    --------------------------------------

                                    By: /s/ Matthew Nimetz
                                    ----------------------
                                    Name:  Matthew Nimetz
                                    Title: Managing Member

                                    Stockholder's Address for Notice:

                                    General Atlantic Partners 47, L.P.
                                    ------------------------------------
                                    attn: Thomas J. Murphy
                                    ------------------------------------
                                    3 Pickwick Plaza
                                    ------------------------------------
                                    Greenwich, CT  06830
                                    ------------------------------------

                                    Outstanding shares
                                    of Company capital
                                    stock beneficially
                                    owned by
                                    Stockholder:

                                    504,674
                                    ----------------------

                                    STOCKHOLDER:

                                    /s/ General Atlantic Partners 38, L.P.

                                    By: General Atlantic Partners, LLC,
                                        its general partner
                                    --------------------------------------

                                    By: /s/ Matthew Nimetz
                                    ----------------------
                                    Name:  Matthew Nimetz
                                    Title: Managing Member

                                    Stockholder's Address for Notice:

                                    General Atlantic Partners 38, L.P.
                                    ------------------------------------
                                    attn: Thomas J. Murphy
                                    ------------------------------------
                                    3 Pickwick Plaza
                                    ------------------------------------
                                    Greenwich, CT  06830
                                    ------------------------------------

                                    Outstanding shares
                                    of Company capital
                                    stock beneficially
                                    owned by
                                    Stockholder:

                                    3,708,594
                                    ----------------------

                                    STOCKHOLDER:

                                    /s/ General Atlantic Partners 28, L.P.

                                    By: General Atlantic Partners, LLC,
                                        its general partner
                                    --------------------------------------

                                    By: /s/ Matthew Nimetz
                                    ----------------------
                                    Name:  Matthew Nimetz
                                    Title: Managing Member

                                    Stockholder's Address for Notice:

                                    General Atlantic Partners 28, L.P.
                                    ------------------------------------
                                    attn: Thomas J. Murphy
                                    ------------------------------------
                                    3 Pickwick Plaza
                                    ------------------------------------
                                    Greenwich, CT  06830
                                    ------------------------------------

                                    Outstanding shares
                                    of Company capital
                                    stock beneficially
                                    owned by
                                    Stockholder:

                                    1,052,661
                                    ----------------------

                                                                       EXHIBIT I

                                IRREVOCABLE PROXY

         The undersigned stockholder (the "Stockholder") of Eclipsys Corporation, a Delaware corporation (the "Company"), hereby irrevocably appoints and constitutes the members of the Board of Directors of Neoforma.com, Inc., a Delaware corporation ("Parent"), and each such Board member (collectively the "Proxyholders"), the agents, attorneys and proxies of the undersigned, with full power of substitution and resubstitution, to the full extent of the undersigned's rights with respect to the shares of capital stock of Company which are listed below (the "Shares"), and any and all other shares or securities issued or issuable in respect thereof on or after the date hereof and prior to the date this proxy terminates, to vote the Shares as follows: the agents and proxies named above are empowered at any time prior to termination of this proxy to exercise all voting and other rights (including, without limitation, the power to execute and deliver written consents with respect to the Shares) of the undersigned at every annual, special or adjourned meeting of Company stockholders, and in every written consent in lieu of such a meeting, or otherwise, (i) in favor of adoption of the Agreement and Plan of Merger (the "Merger Agreement") among Parent, NeoIII Acquisition Corp. ("Merger Sub") and Company in the form entered into on the date hereof, and the approval of the merger of Merger Sub with and into Company (the "Merger"), and (ii) against approval of any proposal made in opposition to or in competition with consummation of the Merger, including, without limitation, any Acquisition Proposal or Superior Offer (each as defined in the Merger Agreement) or any action or agreement that would result in a breach in any respect of any covenant, representation or warranty or any other obligation or agreement of Company under the Merger Agreement or of the Stockholder under the Company Voting Agreement between Parent and Stockholder (the "Voting Agreement").

         The Proxyholders may not exercise this proxy on any other matter. The Stockholder may vote the Shares on all such other matters. The proxy granted by the Stockholder to the Proxyholders hereby is granted as of the date of this Irrevocable Proxy in order to secure the obligations of the Stockholder set forth in Section 1 of the Voting Agreement, and is irrevocable and coupled with an interest in such obligations and in the interests in Company to be purchased and sold pursuant to the Merger Agreement.

         This proxy will terminate upon the termination of the Voting Agreement in accordance with its terms. Upon the execution hereof, all prior proxies given by the undersigned with respect to the Shares and any and all other shares or securities issued or issuable in respect thereof on or after the date hereof are hereby revoked and no subsequent proxies will be given until such time as this proxy shall be terminated in accordance with its terms. Any obligation of the undersigned hereunder shall be binding upon the successors and assigns of the undersigned. The undersigned stockholder authorizes the Proxyholders to file this proxy and any substitution or revocation of substitution with the Secretary of the Company and with any Inspector of Elections at any meeting of the stockholders of the Company.

         This proxy is irrevocable and shall survive the insolvency, incapacity, death or liquidation of the undersigned. Dated: March 30, 2000.

                       Stockholder: /s/ GAP Coinvestment Partners, L.P.
                       ------------------------------------------------

                       By: /s/ Matthew Nimetz
                       ----------------------

                       Matthew Nimetz, General Partner
                       -------------------------------
                       Name and Title

                       Shares of Company capital stock beneficially owned: 1,114,744

                       Stockholder: /s/ General Atlantic Partners 48, L.P.

                       By: General Atlantic Partners, LLC, its general partner
                       -------------------------------------------------------

                       By: /s/ Matthew Nimetz
                       ----------------------

                       Matthew Nimetz, Managing Member
                       -------------------------------
                       Name and Title

                       Shares of Company capital stock beneficially owned: 403,883


                       Stockholder: /s/ General Atlantic Partners 47, L.P.

                       By: General Atlantic Partners, LLC, its general partner
                       -------------------------------------------------------

                       By: /s/ Matthew Nimetz
                       ----------------------

                       Matthew Nimetz, Managing Member
                       -------------------------------
                       Name and Title

                       Shares of Company capital stock beneficially owned: 504,674


                       Stockholder: /s/ General Atlantic Partners 38, L.P.

                       By: General Atlantic Partners, LLC, its general partner
                       -------------------------------------------------------

                       By: /s/ Matthew Nimetz
                       ----------------------

                       Matthew Nimetz, Managing Member
                       -------------------------------
                       Name and Title

                       Shares of Company capital stock beneficially owned: 3,708,594


                       Stockholder: /s/ General Atlantic Partners 28, L.P.

                       By: General Atlantic Partners, LLC, its general partner
                       -------------------------------------------------------

                       By: /s/ Matthew Nimetz
                       ----------------------

                       Matthew Nimetz, Managing Member
                       -------------------------------
                       Name and Title

                       Shares of Company capital stock beneficially owned: 1,052,661

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